Exhibit 2.1

FOURTH AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

This Fourth Amendment to the Business Combination Agreement (this “Amendment” or the “Fourth Amendment”) is entered into as of August 4, 2024, by and among Zacco Holdings (formerly OpSec Holdings), a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (“Pubco”), Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Company”), Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands exempted limited partnership (“ITSF”), Mill Reef Capital Fund SCS, a limited partnership (société en commandite simple) organized under the laws of Luxembourg (“Mill Reef”, and together with ITSF, the “Company Shareholders”), and Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability, with registered number 373300 and whose registered office is at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (“SPAC”, together with Pubco, the Company and the Company Shareholders, collectively, the “Parties” and individually a “Party”).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of April 25, 2023 (the “Original Business Combination Agreement”), by and among the Parties, Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands, and wholly-owned Subsidiary of Pubco, Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands, and wholly-owned Subsidiary of Pubco, Orca Midco Limited, a private limited company incorporated under the Laws of England and Wales having its registered office at 46 Croftdown Road, Harborne, Birmingham, West Midlands, England, B17 8RD (“Orca Midco”), and Orca Bidco Limited, a private limited company incorporated under the Laws of England and Wales and a Subsidiary of the Company (“Orca”), as amended by that certain First Amendment to the Business Combination Agreement, dated as of December 14, 2023 (the “First Amendment”), as amended by that certain Second Amendment to the Business Combination Agreement, dated as of March 10, 2024 (the “Second Amendment”), and as amended by that certain Third Amendment to the Business Combination Agreement, dated as of May 3, 2024 (the “Third Amendment” and, the Original Business Combination Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Business Combination Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to them in the Business Combination Agreement;

WHEREAS, pursuant to Section 14.7 of the Business Combination Agreement, the Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Parties; and

WHEREAS, the Parties desire to amend the Business Combination Agreement as set forth below in accordance with Section 14.7 of the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth in this Amendment and intending to be legally bound hereby, the Parties agree as follows:

1. Amendment to Article IX. Article IX of the Business Combination Agreement is hereby amended to add the following as a new Section 9.36:

“9.36 Advance of Additional Specified SPAC Transaction Expenses. Promptly following the execution and delivery of the Fourth Amendment, each of Pubco, Orca Midco and SPAC shall instruct the Escrow Agent to release an amount equal to the Additional Specified SPAC Transaction Expenses to SPAC or such other person(s) as SPAC shall direct in connection with the settlement of its Expenses. The Parties agree that if the Share Contribution is consummated, such advance of the Additional Specified SPAC Transaction Expenses shall be treated as a part payment by Orca Midco of Pubco’s obligation to bear SPAC’s Expenses pursuant to Section 12.3. For the avoidance of doubt, the Parties agree that each of (a) the Specified SPAC Transaction Expenses and (b) the Additional Specified SPAC Transaction Expenses shall constitute Expenses of SPAC for the purposes of the SPAC Expense Cap set out in Section 5 of the Sponsor Support Agreement.”

2. Amendment to Section 12.1(h). Section 12.1(h) of the Business Combination Agreement is hereby replaced in its entirety with the following:

“(h) by written notice from SPAC to the Company if there has been an Intervening Event Recommendation Change made pursuant to clause (b) of the definition of “Intervening Event”; provided, that the termination right exercisable pursuant to this Section 12.1(h) shall only be exercisable within the period following the Divestiture Closing and ending on and including August 30, 2024.”.

3. Amendments to Section 15.1. The following amendments are hereby made to Section 15.1 of the Business Combination Agreement:

(a) The definition of “Termination Amount” is hereby replaced in its entirety with the following:

““Termination Amount” means if payable pursuant to (a) Section 12.3(d) or Section 12.3(f), (i) in the event that written notice of such termination is provided during the period following the Divestiture Closing and ending on and including August 30, 2024, $30,000,000 minus (A) the Specified SPAC Transaction Expenses plus notional interest accruing daily from the date that the Specified SPAC Transaction Expenses are released to SPAC (or such person(s) as SPAC shall direct) in

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accordance with Section 9.35 up to and including the Termination Date at a rate of 8% per annum and (B) the Additional Specified SPAC Transaction Expenses plus notional interest accruing daily from the date that the Additional Specified SPAC Transaction Expenses are released to SPAC (or such person(s) as SPAC shall direct) in accordance with Section 9.36 up to and including the Termination Date at a rate of 8% per annum, and (ii) in the event that written notice of such termination is provided at any other time that such termination right is exercisable in accordance with this Agreement, $25,000,000 minus (A) the Specified SPAC Transaction Expenses plus notional interest accruing daily from the date that the Specified SPAC Transaction Expenses are released to SPAC (or such person(s) as SPAC shall direct) in accordance with Section 9.35 up to and including the Termination Date at a rate of 8% per annum and (B) the Additional Specified SPAC Transaction Expenses plus notional interest accruing daily from the date that the Additional Specified SPAC Transaction Expenses are released to SPAC (or such person(s) as SPAC shall direct) in accordance with Section 9.36 up to and including the Termination Date at a rate of 8% per annum, and (b) Section 12.3(c) or Section 12.3(e), $30,000,000 minus (A) the Specified SPAC Transaction Expenses plus notional interest accruing daily from the date that the Specified SPAC Transaction Expenses are released to SPAC (or such person(s) as SPAC shall direct) in accordance with Section 9.35 up to and including the Termination Date at a rate of 8% per annum and (B) the Additional Specified SPAC Transaction Expenses plus notional interest accruing daily from the date that the Additional Specified SPAC Transaction Expenses are released to SPAC (or such person(s) as SPAC shall direct) in accordance with Section 9.36 up to and including the Termination Date at a rate of 8% per annum.”

(b) The following definitions are hereby added in alphabetical order:

““Additional Specified SPAC Transaction Expenses” means the Expenses of SPAC in an amount equal to $1,195,642.84.”

““Fourth Amendment” means that certain Fourth Amendment to this Agreement, dated as of August 4, 2024, by and among Pubco, the Company, the Company Shareholders and SPAC.”

4. Effectiveness. This Amendment shall be effective as of the date hereof. Except as set forth in this Amendment, all terms and provisions of the Business Combination Agreement shall remain in full force and effect.

5. References to the Business Combination Agreement. After giving effect to this Amendment, each reference in the Business Combination Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Business Combination Agreement shall refer to the Business Combination Agreement as amended by this Amendment, and all references in the Ancillary Documents to “the Agreement” shall refer to the Business Combination Agreement as amended by this Amendment. Notwithstanding the foregoing, all references (a) in the Business Combination Agreement or the Disclosure Schedules to “the date hereof” or “the date

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of this Agreement” or (b) in the Business Combination Agreement or the Ancillary Documents to “the date of the Business Combination Agreement” or “the date of the Agreement”, or words of like import, shall (except to the extent any such references are amended (or amended and restated) pursuant to the terms of this Amendment) refer to April 25, 2023, and all references in the Business Combination Agreement to “prior to the date of this Agreement” or words of like import shall mean before the Business Combination Agreement was executed on April 25, 2023 (without regard to this Amendment).

6. Entire Agreement. This Amendment, the Business Combination Agreement (including Schedules I, II, III, IV, V, VI, VII, VIII and IX and Exhibits A, B, C, D, E, F, G, H, I, J and K thereto) and the Ancillary Documents together set out the entire agreement among the Parties in respect of the subject matter contained herein and therein and supersede and extinguish any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating to the subject matter hereof and thereof.

7. Miscellaneous. The provisions of Article XIV (Miscellaneous) of the Business Combination Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Business Combination Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment on the date first written above.

SPAC:

INVESTCORP EUROPE ACQUISITION CORP I

By:	/s/ Baroness Ruby McGregor-Smith
Name: Baroness Ruby McGregor-Smith
Title: Chief Executive Officer

[Signature Page to Fourth Amendment to the Business Combination Agreement]

Pubco:

ZACCO HOLDINGS

By: The Director Ltd.

By:	/s/ Toni Pinkerton
Name: Toni Pinkerton
Title: Director

[Signature Page to Fourth Amendment to the Business Combination Agreement]

Company:

ORCA HOLDINGS LIMITED

By: The Director Ltd.

By:	/s/ Toni Pinkerton
Name: Toni Pinkerton
Title: Director

[Signature Page to Fourth Amendment to the Business Combination Agreement]

As Company Shareholder:

INVESTCORP TECHNOLOGY SECONDARY FUND 2018, L.P.

By:	Investcorp Technology Secondary Fund 2018 GP Limited Partnership, its general partner

By:	ITV Limited, its general partner

By:	/s/ Emily Tibbetts
Name: Emily Tibbetts
Title: Director

[Signature Page to Fourth Amendment to the Business Combination Agreement]

As Company Shareholder:

MILL REEF CAPITAL FUND SCS

By: Mill Reef Capital GP Sàrl, its general partner

By:	/s/ Farid Ouahmed
Name: Farid Ouahmed
Title: Manager

By:	/s/ Thomas Christian C Zoratti
Name: Thomas Christian C Zoratti
Title: Manager

[Signature Page to Fourth Amendment to the Business Combination Agreement]